SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            _________________________

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          Date of Report: March 6, 2003

                                   ZONES, INC.
             (Exact name of Registrant as Specified in its Charter)


      WASHINGTON                       0-28488                91-1431894
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer of
Identification Number)                                       incorporation or
                                                              organization)




               707 South Grady Way, Renton, Washington 98055-3233
                  (Address of Principal Administrative Offices)

       Registrant's Telephone Number, Including Area Code: (425) 430-3000



                        ________________________________
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Item 5.  Other Events.

The purpose of this 8-K is to inform shareholders that on March 6, 2003, the Nasdaq National Market ("NNM") notified the Company that it is not in compliance with the minimum bid price per share ($1.00) requirement for continued listing on the NNM.

The Company has until June 4, 2003, to regain compliance with this standard. Under NNM rules, Zones may demonstrate compliance by maintaining a $1.00 minimum closing bid price per share for a minimum of 10 consecutive trading days leading up to that date. If the Company is unable to demonstrate compliance by that date, the Company may appeal a determination that it be delisted from the NNM, or may decide to file an application to be transferred to the Nasdaq SmallCap Market. If such an application were filed and accepted, the Company would have another 90 days, or until approximately September 2, 2003, to comply with the minimum bid price requirement.




                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ZONES, INC.


Dated:  March 18, 2003          /s/ RONALD P. MCFADDEN
                                ____________________________________
                                By:  Ronald P. McFadden
                                Its: Secretary and Chief Financial Officer